For Release: August 6, 2015
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the second quarter 2015
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2015 earnings, dated August 6, 2015, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP and private education loans and initiatives to purchase additional FFELP and private education loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, including potential adverse effects on the Company's guaranty servicing contracts, risks related to the Company's ability to maintain or increase volumes under the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for approximately 10 percent of the Company's revenue in 2014 and for which the loan allocation metrics were modified effective September 1, 2014, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income:
Loan interest	$175,835	171,944	175,466	347,779	332,362
Investment interest	1,887	2,205	1,482	4,092	3,461
Total interest income	177,722	174,149	176,948	351,871	335,823
Interest expense:
Interest on bonds and notes payable	72,626	71,554	69,235	144,180	129,239
Net interest income	105,096	102,595	107,713	207,691	206,584
Less provision for loan losses	2,150	2,000	1,500	4,150	4,000
Net interest income after provision for loan losses	102,946	100,595	106,213	203,541	202,584
Other income (expense):
Loan and guaranty servicing revenue	63,833	57,811	66,460	121,644	131,217
Tuition payment processing, school information, and campus commerce revenue	27,686	34,680	21,834	62,366	47,069
Enrollment services revenue	17,161	17,863	20,145	35,024	42,156
Other income	7,504	6,918	15,315	14,422	33,446
Gain on sale of loans and debt repurchases, net	1,515	2,875	18	4,390	57
Derivative settlements, net	(5,442)	(5,215)	(6,214)	(10,657)	(12,443)
Derivative market value and foreign currency adjustments, net	11,944	2,137	7,784	14,081	9,748
Total other income	124,201	117,069	125,342	241,270	251,250
Operating expenses:
Salaries and benefits	58,787	61,050	53,888	119,837	106,372
Cost to provide enrollment services	11,162	11,702	13,311	22,864	27,786
Loan servicing fees	7,420	7,616	7,317	15,036	12,720
Depreciation and amortization	6,501	5,662	5,214	12,163	9,997
Other	31,958	29,198	33,060	61,156	63,284
Total operating expenses	115,828	115,228	112,790	231,056	220,159
Income before income taxes	111,319	102,436	118,765	213,755	233,675
Income tax expense	40,356	37,630	43,078	77,986	83,689
Net income	70,963	64,806	75,687	135,769	149,986
Net income attributable to noncontrolling interest	54	41	693	95	1,206
Net income attributable to Nelnet, Inc.	$70,909	64,765	74,994	135,674	148,780
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.54	1.40	1.61	2.94	3.20

Weighted average common shares outstanding - basic and diluted	45,946,415	46,290,590	46,529,377	46,127,207	46,528,651

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Assets:
Student loans receivable, net	$28,095,775	28,005,195	29,342,430
Cash, cash equivalents, investments, and notes receivable	428,028	366,190	289,893
Restricted cash and investments	975,673	968,928	960,039
Goodwill and intangible assets, net	163,984	168,782	171,049
Other assets	583,363	589,048	607,611
Total assets	$30,246,823	30,098,143	31,371,022
Liabilities:
Bonds and notes payable	$28,070,423	28,027,350	29,492,560
Other liabilities	370,908	345,115	298,334
Total liabilities	28,441,331	28,372,465	29,790,894
Equity:
Total Nelnet, Inc. shareholders' equity	1,805,192	1,725,448	1,579,742
Noncontrolling interest	300	230	386
Total equity	1,805,492	1,725,678	1,580,128
Total liabilities and equity	$30,246,823	30,098,143	31,371,022

Overview

The Company provides educational products and services in loan servicing, payment processing, education planning, and asset management. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Year ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP net income attributable to Nelnet, Inc.	$70,909	64,765	74,994	135,674	148,780
Derivative market value and foreign currency adjustments, net of tax	(7,405)	(1,325)	(4,826)	(8,730)	(6,044)
Net income, excluding derivative market value and foreign currency adjustments (a)	$63,504	63,440	70,168	126,944	142,736

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.54	1.40	1.61	2.94	3.20
Derivative market value and foreign currency adjustments, net of tax	(0.16)	(0.03)	(0.10)	(0.19)	(0.13)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.38	1.37	1.51	2.75	3.07

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of June 30, 2015, the Company had a $28.1 billion student loan portfolio that will amortize over the next approximately 25 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured debt transactions.

The information below provides the operating results for each reportable operating segment and Corporate and Other Activities ("Corporate") for the three and six months ended June 30, 2015 and 2014 (dollars in millions).

(a)	Revenue includes intersegment revenue earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•	As of June 30, 2015, the Company was servicing $169.9 billion in FFELP, private, and government owned student loans, as compared with $150.0 billion of loans as of June 30, 2014.

•
Revenue decreased in the three and six months ended June 30, 2015 compared to the same periods in 2014 due primarily to a decrease in rehabilitation collection revenue. Federal budget provisions that became effective July 1, 2014 have reduced payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP, and as a result, rehabilitation revenue has been negatively affected. Rehabilitation collection revenue recognized by the Company was $11.5 million and $17.3 million for the three months ended June 30, 2015 and 2014, respectively, and $18.9 million and $30.7 million for the six months ended June 30, 2015 and 2014, respectively.

•
Revenue from the Department servicing contract increased to $33.6 million for the three months ended June 30, 2015 compared to $31.0 million for the same period in 2014, and increased to $66.0 million for the six months ended June 30, 2015, compared to $60.9 million for the same period in 2014. As of June 30, 2015, the Company was servicing $141.5 billion of loans for 5.8 million borrowers under this contract.

•
A significant amount of the Company's guaranty servicing revenue comes from a single guaranty servicing client. The current term of the contract with this client expires on October 31, 2015. During the second quarter of 2015, the client notified the Company of their intent to not renew this contract. FFELP guaranty servicing and FFELP guaranty collection revenue recognized by the Company from this client for the year ended December 31, 2014 and six months ended June 30, 2015 was $48.5 million and $21.3 million, respectively. The Company incurs collection costs that are directly related to guaranty collection revenue earned on this contract.

•
Before tax operating margin was 19.4% and 26.6% for the three months ended June 30, 2015 and 2014, respectively, and 16.9% and 27.5% for the six months ended June 30, 2015 and 2014, respectively. Operating margin decreased as a result of the implementation of federal budget reductions for guaranty agencies revenue. In addition, as the volume of loans serviced under the Department servicing contract continues to grow and loans serviced under the legacy commercial programs continue to run off, the Company expects operating margins to tighten accordingly. The Company also anticipates that margins will tighten as a result of the loss of the FFELP guaranty servicing and FFELP guaranty collection client discussed above.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the three and six months ended June 30, 2015 compared to the same periods in 2014 due to the acquisition of RenWeb on June 3, 2014 and due to increases in the number of managed tuition payment plans, campus commerce customer transaction and payments volume, and new school customers.

•
Excluding the amortization of intangibles, before tax operating margin was 22.6% and 24.1% for the three months ended June 30, 2015 and 2014, respectively, and 32.6% and 32.7% for the six months ended June 30, 2015 and 2014, respectively. The decrease in margin is due to new products and services as a result of recent acquisitions.

Asset Generation and Management

•
The Company acquired $2.1 billion of student loans during the first six months of 2015, of which $1.2 billion were purchased in the second quarter. The average loan portfolio balance was $28.3 billion and $28.2 billion for the three months ended June 30, 2015 and 2014, respectively, and $28.3 billion and $27.0 billion for the six months ended June 30, 2015 and 2014, respectively.

•
Core student loan spread was 1.41% for the three months ended June 30, 2015, compared to 1.41% and 1.46% for the three months ended March 31, 2015 and June 30, 2014, respectively. The year over year decrease was the result of recent acquisitions of consolidation loans, which have lower margins but longer terms.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended June 30, 2015 and 2014 and six months ended June 30, 2015 and 2014, the Company earned $45.1 million,$43.6 million, $91.3 million, and $81.5 million, respectively, of fixed rate floor income (net of $5.0 million, $7.0 million, $10.0 million, and $13.9 million of derivative settlements, respectively, used to hedge such loans).

•
On August 3, 2015, the Company acquired the residual interests in two securitized student loan trusts. The two trusts collectively own approximately $1.5 billion of FFELP student loans and related assets and have issued a corresponding amount of related student loan asset-backed debt secured by those FFELP student loans and related assets.  The purchase was funded from the Company’s operating cash and unsecured line of credit.  The acquired FFELP student loans, related assets, and related asset-backed debt will be included in the Company’s consolidated financial statements.

Corporate and Other Activities

•
The Company recognized $1.9 million and $2.1 million in net gains from investment activity during the three months ended June 30, 2015 and 2014, respectively, and $2.4 million and $9.3 million during the six months ended June 30, 2015 and 2014, respectively. The majority of gains recognized in 2014 were from sales of student loan asset-backed security investments.

•
Whitetail Rock Capital Management, LLC ("WRCM), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $0.8 million and $7.0 million for the three months ended June 30, 2015 and 2014, respectively, and $1.5 million and $12.3 million for the six months ended June 30, 2015 and 2014, respectively. Due to improvements in the capital markets, the opportunities to realize gains and earn performance fees on the sale of student loan asset-backed securities are becoming increasingly limited.

•
During the three months ended June 30, 2015 and 2014, the Company recognized gains of $1.5 million and $18,000, respectively, on repurchases of its own debt. Gains from debt repurchases in the six months ended June 30, 2015 and 2014 were $4.0 million and $57,000, respectively.

Liquidity and Capital Resources

•
As of June 30, 2015, the Company had cash and cash equivalents of $182.3 million. In addition, the Company had a portfolio of available-for-sale and trading investments, consisting primarily of student loan asset-backed securities, with a fair value of $117.8 million as of June 30, 2015.

•
For the six months ended June 30, 2015, the Company generated $192.0 million in net cash provided by operating activities, including $51.9 million from the termination of certain derivative financial instruments.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.32 billion as of June 30, 2015.

•
As of June 30, 2015, $100.0 million was outstanding on the Company's unsecured line of credit and $250.0 million was available for future use. The unsecured line of credit has a maturity date of June 30, 2019.

•
During the six months ended June 30, 2015, the Company repurchased a total of 1,174,008 shares of Class A common stock for $51.0 million ($43.46 per share), including 998,210 shares for $43.1 million ($43.17 per share) during the second quarter.

•	During the six months ended June 30, 2015, the Company paid cash dividends of $9.2 million ($0.20 per share), including $4.6 million ($0.10 per share) during the second quarter.

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP and private education loan acquisitions; strategic acquisitions and investments; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. Dependent upon the timing and size of the opportunities, the Company may continue to accumulate additional cash and investments.

Operating Segments

The Company has three reportable operating segments. The Company's reportable operating segments include:

• Student Loan and Guaranty Servicing
• Tuition Payment Processing and Campus Commerce
• Asset Generation and Management

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing and Tuition Payment Processing operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2014 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, WRCM, the Company's SEC-registered investment advisory subsidiary, and the Enrollment Services business

Corporate and Other Activities also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Effective January 1, 2015, internal reporting to executive management (the "chief operating decision maker") changed to reflect operational changes made within the organization. The operational and internal reporting changes included moving the majority of information technology infrastructure personnel and related functions to Corporate and Other Activities. The associated costs are allocated to the other operating segments based on those segments' actual use of information technology related products and services. Information technology infrastructure personnel and related functions were historically included within the Student Loan and Guaranty Servicing operating segment, and associated costs were allocated to the other operating segments based on those segments' actual use of the related products and services. Prior period segment operating results have been reclassified to reflect these changes; however, the reclassifications had no effect on any operating segment's net income.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$13	1	176,279	1,814	(385)	177,722
Interest expense	—	—	71,441	1,570	(385)	72,626
Net interest income	13	1	104,838	244	—	105,096
Less provision for loan losses	—	—	2,150	—	—	2,150
Net interest income after provision for loan losses	13	1	102,688	244	—	102,946
Other income:
Loan and guaranty servicing revenue	63,833	—	—	—	—	63,833
Intersegment servicing revenue	12,223	—	—	—	(12,223)	—
Tuition payment processing, school information, and campus commerce revenue	—	27,686	—	—	—	27,686
Enrollment services revenue	—	—	—	17,161	—	17,161
Other income	—	—	3,950	3,554	—	7,504
Gain on sale of loans and debt repurchases	—	—	1,041	474	—	1,515
Derivative market value and foreign currency adjustments, net	—	—	9,404	2,540	—	11,944
Derivative settlements, net	—	—	(5,189)	(253)	—	(5,442)
Total other income	76,056	27,686	9,206	23,476	(12,223)	124,201
Operating expenses:
Salaries and benefits	31,585	13,583	524	13,095	—	58,787
Cost to provide enrollment services	—	—	—	11,162	—	11,162
Loan servicing fees	—	—	7,420	—	—	7,420
Depreciation and amortization	527	2,195	—	3,779	—	6,501
Other	15,376	4,112	1,270	11,200	—	31,958
Intersegment expenses, net	11,566	2,785	12,398	(14,526)	(12,223)	—
Total operating expenses	59,054	22,675	21,612	24,710	(12,223)	115,828
Income (loss) before income taxes and corporate overhead allocation	17,015	5,012	90,282	(990)	—	111,319
Corporate overhead allocation	(2,294)	(918)	(1,147)	4,359	—	—
Income before income taxes	14,721	4,094	89,135	3,369	—	111,319
Income tax (expense) benefit	(5,594)	(1,556)	(33,871)	665	—	(40,356)
Net income	9,127	2,538	55,264	4,034	—	70,963
Net income attributable to noncontrolling interest	—	—	—	54	—	54
Net income attributable to Nelnet, Inc.	$9,127	2,538	55,264	3,980	—	70,909

	Three months ended March 31, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$7	2	172,423	2,153	(436)	174,149
Interest expense	—	—	70,540	1,450	(436)	71,554
Net interest income	7	2	101,883	703	—	102,595
Less provision for loan losses	—	—	2,000	—	—	2,000
Net interest income after provision for loan losses	7	2	99,883	703	—	100,595
Other income:
Loan and guaranty servicing revenue	57,811	—	—	—	—	57,811
Intersegment servicing revenue	12,871	—	—	—	(12,871)	—
Tuition payment processing, school information, and campus commerce revenue	—	34,680	—	—	—	34,680
Enrollment services revenue	—	—	—	17,863	—	17,863
Other income	—	—	4,576	2,342	—	6,918
Gain on sale of loans and debt repurchases	—	—	351	2,524	—	2,875
Derivative market value and foreign currency adjustments, net	—	—	3,590	(1,453)	—	2,137
Derivative settlements, net	—	—	(4,963)	(252)	—	(5,215)
Total other income	70,682	34,680	3,554	21,024	(12,871)	117,069
Operating expenses:
Salaries and benefits	33,703	13,321	541	13,485	—	61,050
Cost to provide enrollment services	—	—	—	11,702	—	11,702
Loan servicing fees	—	—	7,685	—	—	7,685
Depreciation and amortization	446	2,195	—	3,021	—	5,662
Other	14,600	3,802	1,068	9,659	—	29,129
Intersegment expenses, net	9,700	2,614	13,040	(12,483)	(12,871)	—
Total operating expenses	58,449	21,932	22,334	25,384	(12,871)	115,228
Income (loss) before income taxes and corporate overhead allocation	12,240	12,750	81,103	(3,657)	—	102,436
Corporate overhead allocation	(2,153)	(862)	(1,078)	4,093	—	—
Income before income taxes	10,087	11,888	80,025	436	—	102,436
Income tax (expense) benefit	(3,834)	(4,518)	(30,409)	1,131	—	(37,630)
Net income	6,253	7,370	49,616	1,567	—	64,806
Net income attributable to noncontrolling interest	—	—	—	41	—	41
Net income attributable to Nelnet, Inc.	$6,253	7,370	49,616	1,526	—	64,765

	Three months ended June 30, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$9	3	175,562	2,036	(662)	176,948
Interest expense	—	—	67,936	1,961	(662)	69,235
Net interest income	9	3	107,626	75	—	107,713
Less provision for loan losses	—	—	1,500	—	—	1,500
Net interest income after provision for loan losses	9	3	106,126	75	—	106,213
Other income:
Loan and guaranty servicing revenue	66,460	—	—	—	—	66,460
Intersegment servicing revenue	13,800	—	—	—	(13,800)	—
Tuition payment processing, school information, and campus commerce revenue	—	21,834	—	—	—	21,834
Enrollment services revenue	—	—	—	20,145	—	20,145
Other income	—	—	4,496	10,819	—	15,315
Gain on sale of loans and debt repurchases	—	—	18	—	—	18
Derivative market value and foreign currency adjustments, net	—	—	8,848	(1,064)	—	7,784
Derivative settlements, net	—	—	(5,958)	(256)	—	(6,214)
Total other income	80,260	21,834	7,404	29,644	(13,800)	125,342
Operating expenses:
Salaries and benefits	30,082	11,112	570	12,124	—	53,888
Cost to provide enrollment services	—	—	—	13,311	—	13,311
Loan servicing fees	—	—	7,317	—	—	7,317
Depreciation and amortization	438	1,845	—	2,931	—	5,214
Other	16,975	2,956	1,528	11,601	—	33,060
Intersegment expenses, net	9,356	1,404	13,968	(10,928)	(13,800)	—
Total operating expenses	56,851	17,317	23,383	29,039	(13,800)	112,790
Income before income taxes and corporate overhead allocation	23,418	4,520	90,147	680	—	118,765
Corporate overhead allocation	(2,060)	(687)	(1,249)	3,996	—	—
Income before income taxes	21,358	3,833	88,898	4,676	—	118,765
Income tax (expense) benefit	(8,116)	(1,456)	(33,781)	275	—	(43,078)
Net income	13,242	2,377	55,117	4,951	—	75,687
Net income attributable to noncontrolling interest	—	—	—	693	—	693
Net income attributable to Nelnet, Inc.	$13,242	2,377	55,117	4,258	—	74,994

	Six months ended June 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$20	3	348,702	3,967	(821)	351,871
Interest expense	—	—	141,981	3,020	(821)	144,180
Net interest income	20	3	206,721	947	—	207,691
Less provision for loan losses	—	—	4,150	—	—	4,150
Net interest income after provision for loan losses	20	3	202,571	947	—	203,541
Other income:
Loan and guaranty servicing revenue	121,644	—	—	—	—	121,644
Intersegment servicing revenue	25,094	—	—	—	(25,094)	—
Tuition payment processing, school information, and campus commerce revenue	—	62,366	—	—	—	62,366
Enrollment services revenue	—	—	—	35,024	—	35,024
Other income	—	—	8,526	5,896	—	14,422
Gain on sale of loans and debt repurchases	—	—	1,392	2,998	—	4,390
Derivative market value and foreign currency adjustments, net	—	—	12,994	1,087	—	14,081
Derivative settlements, net	—	—	(10,152)	(505)	—	(10,657)
Total other income	146,738	62,366	12,760	44,500	(25,094)	241,270
Operating expenses:
Salaries and benefits	65,288	26,904	1,065	26,580	—	119,837
Cost to provide enrollment services	—	—	—	22,864	—	22,864
Loan servicing fees	—	—	15,036	—	—	15,036
Depreciation and amortization	973	4,390	—	6,800	—	12,163
Other	29,976	7,914	2,407	20,859	—	61,156
Intersegment expenses, net	21,266	5,399	25,438	(27,009)	(25,094)	—
Total operating expenses	117,503	44,607	43,946	50,094	(25,094)	231,056
Income (loss) before income taxes and corporate overhead allocation	29,255	17,762	171,385	(4,647)	—	213,755
Corporate overhead allocation	(4,447)	(1,780)	(2,225)	8,452	—	—
Income before income taxes	24,808	15,982	169,160	3,805	—	213,755
Income tax (expense) benefit	(9,428)	(6,074)	(64,280)	1,796	—	(77,986)
Net income	15,380	9,908	104,880	5,601	—	135,769
Net income attributable to noncontrolling interest	—	—	—	95	—	95
Net income attributable to Nelnet, Inc.	$15,380	9,908	104,880	5,506	—	135,674

	Six months ended June 30, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$20	3	332,565	4,694	(1,459)	335,823
Interest expense	—	—	127,412	3,286	(1,459)	129,239
Net interest income	20	3	205,153	1,408	—	206,584
Less provision for loan losses	—	—	4,000	—	—	4,000
Net interest income after provision for loan losses	20	3	201,153	1,408	—	202,584
Other income:
Loan and guaranty servicing revenue	131,217	—	—	—	—	131,217
Intersegment servicing revenue	28,021	—	—	—	(28,021)	—
Tuition payment processing, school information, and campus commerce revenue	—	47,069	—	—	—	47,069
Enrollment services revenue	—	—	—	42,156	—	42,156
Other income	—	—	8,660	24,786	—	33,446
Gain on sale of loans and debt repurchases	—	—	57	—	—	57
Derivative market value and foreign currency adjustments, net	—	—	12,325	(2,577)	—	9,748
Derivative settlements, net	—	—	(11,935)	(508)	—	(12,443)
Total other income	159,238	47,069	9,107	63,857	(28,021)	251,250
Operating expenses:
Salaries and benefits	59,481	21,139	1,179	24,573	—	106,372
Cost to provide enrollment services	—	—	—	27,786	—	27,786
Loan servicing fees	—	—	12,720	—	—	12,720
Depreciation and amortization	857	3,273	—	5,867	—	9,997
Other	32,625	5,603	3,271	21,785	—	63,284
Intersegment expenses, net	18,519	2,824	28,339	(21,661)	(28,021)	—
Total operating expenses	111,482	32,839	45,509	58,350	(28,021)	220,159
Income before income taxes and corporate overhead allocation	47,776	14,233	164,751	6,915	—	233,675
Corporate overhead allocation	(3,920)	(1,307)	(2,578)	7,805	—	—
Income before income taxes	43,856	12,926	162,173	14,720	—	233,675
Income tax (expense) benefit	(16,665)	(4,911)	(61,625)	(488)	—	(83,689)
Net income	27,191	8,015	100,548	14,232	—	149,986
Net income attributable to noncontrolling interest	—	—	—	1,206	—	1,206
Net income attributable to Nelnet, Inc.	$27,191	8,015	100,548	13,026	—	148,780

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Variable student loan interest margin, net of settlements on derivatives	$54,521	50,633	58,627	105,155	113,023
Fixed rate floor income, net of settlements on derivatives	45,069	46,244	43,607	91,313	81,451
Investment interest	1,887	2,205	1,482	4,092	3,461
Non-portfolio related derivative settlements	(253)	(252)	(256)	(506)	(508)
Corporate debt interest expense	(1,570)	(1,450)	(1,961)	(3,020)	(3,286)
Net interest income (net of settlements on derivatives)	$99,654	97,380	101,499	197,034	194,141

Student Loan Servicing Volumes (dollars in millions)

Company owned	$22,650	$21,237	$21,397	$21,192	$21,110	$20,511	$19,742	$19,369	$18,934
% of total	29.8%	21.8%	15.5%	14.3%	14.1%	12.9%	12.2%	11.5%	11.1%
Number of servicing borrowers:
Government servicing:	3,036,534	3,892,929	5,305,498	5,438,933	5,465,395	5,824,743	5,915,449	5,882,446	5,817,078
FFELP servicing:	1,799,484	1,626,146	1,462,122	1,426,435	1,390,541	1,404,619	1,397,295	1,358,551	1,353,785
Private servicing:	164,554	173,948	195,580	191,606	186,863	200,095	202,529	205,926	209,854
Total:	5,000,572	5,693,023	6,963,200	7,056,974	7,042,799	7,429,457	7,515,273	7,446,923	7,380,717

Number of remote hosted borrowers:	9,566,296	6,912,204	1,915,203	1,796,287	1,735,594	1,677,547	1,611,654	1,592,813	1,559,573

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Borrower late fee income	$3,621	4,131	3,557	7,752	7,244
Investment advisory fees	833	657	7,035	1,490	12,264
Realized and unrealized gains/(losses) on investments, net	1,852	516	2,081	2,369	9,291
Other	1,198	1,614	2,642	2,811	4,647
Other income	$7,504	6,918	15,315	14,422	33,446

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
1:3 basis swaps	$123	266	858	389	1,739
Interest rate swaps - floor income hedges	(5,019)	(5,015)	(6,974)	(10,034)	(13,924)
Interest rate swaps - hybrid debt hedges	(253)	(252)	(256)	(505)	(508)
Cross-currency interest rate swaps	(293)	(214)	158	(507)	250
Total settlements - expense	$(5,442)	(5,215)	(6,214)	(10,657)	(12,443)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Change in fair value of derivatives - income (expense)	$26,615	(46,072)	5,033	(19,457)	7,950
Foreign currency transaction adjustment - income (expense)	(14,671)	48,209	2,751	33,538	1,798
Derivative market value and foreign currency adjustments - income (expense)	$11,944	2,137	7,784	14,081	9,748

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Federally insured loans
Stafford and other	$6,574,079	6,030,825	6,479,493
Consolidation	21,564,569	22,165,605	23,032,622
Total	28,138,648	28,196,430	29,512,115
Private education loans	175,202	27,478	67,670
	28,313,850	28,223,908	29,579,785
Loan discount, net of unamortized loan premiums and deferred origination costs	(168,051)	(169,813)	(184,888)
Allowance for loan losses – federally insured loans	(36,762)	(39,170)	(40,921)
Allowance for loan losses – private education loans	(13,262)	(9,730)	(11,546)
	$28,095,775	28,005,195	29,342,430

Loan Activity

The following table sets forth the activity of loans:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Beginning balance	$28,107,088	25,814,195	28,223,908	26,121,306
Loan acquisitions	1,228,030	4,800,640	2,064,142	5,187,898
Repayments, claims, capitalized interest, participations, and other	(690,556)	(825,365)	(1,318,916)	(1,374,070)
Consolidation loans lost to external parties	(330,712)	(209,679)	(651,288)	(355,343)
Loans sold	—	(6)	(3,996)	(6)
Ending balance	$28,313,850	29,579,785	28,313,850	29,579,785

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Variable student loan yield, gross	2.57%	2.53%	2.54%	2.55%	2.52%
Consolidation rebate fees	(0.83)	(0.84)	(0.82)	(0.84)	(0.81)
Discount accretion, net of premium and deferred origination costs amortization	0.04	0.04	0.06	0.05	0.06
Variable student loan yield, net	1.78	1.73	1.78	1.76	1.77
Student loan cost of funds - interest expense	(1.01)	(0.98)	(0.95)	(1.00)	(0.94)
Student loan cost of funds - derivative settlements	—	—	0.01	—	0.01
Variable student loan spread	0.77	0.75	0.84	0.76	0.84
Fixed rate floor income, net of settlements on derivatives	0.64	0.66	0.62	0.65	0.61
Core student loan spread	1.41%	1.41%	1.46%	1.41%	1.45%

Average balance of student loans	$28,297,312	28,289,420	28,163,626	28,293,366	27,039,339
Average balance of debt outstanding	28,331,870	28,460,627	28,229,140	28,395,893	27,034,535

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased during the three and six months ended June 30, 2015 as compared to the same periods in 2014 as a result of recent acquisitions of consolidation loans, which have lower margins but longer terms.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Fixed rate floor income, gross	$50,088	51,259	50,581	101,347	95,375
Derivative settlements (a)	(5,019)	(5,015)	(6,974)	(10,034)	(13,924)
Fixed rate floor income, net	$45,069	46,244	43,607	91,313	81,451
Fixed rate floor income contribution to spread, net	0.64%	0.66%	0.62%	0.65%	0.61%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s federally insured student loan assets that were earning fixed rate floor income as of June 30, 2015.

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	balance
< 3.0%	2.88%	0.24%	$1,773,614
3.0 - 3.49%	3.19%	0.55%	2,229,036
3.5 - 3.99%	3.65%	1.01%	2,177,619
4.0 - 4.49%	4.20%	1.56%	1,658,609
4.5 - 4.99%	4.72%	2.08%	1,025,873
5.0 - 5.49%	5.22%	2.58%	647,758
5.5 - 5.99%	5.67%	3.03%	379,620
6.0 - 6.49%	6.18%	3.54%	440,487
6.5 - 6.99%	6.70%	4.06%	416,443
7.0 - 7.49%	7.17%	4.53%	174,664
7.5 - 7.99%	7.71%	5.07%	298,710
8.0 - 8.99%	8.18%	5.54%	673,477
> 9.0%	9.04%	6.40%	261,244
			$12,157,154

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2015, the weighted average estimated variable conversion rate was 1.84% and the short-term interest rate was 19 basis points.

The following table summarizes the outstanding derivative instruments as of June 30, 2015 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2015	$500,000	0.71%
2016	750,000	0.85
2017	1,850,000	0.83
2018	100,000	1.02
2025	100,000	2.32
	$3,300,000	0.87%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.